                                                                  Exhibit 10.16


                           FORM OF INDEMNITY AGREEMENT


     This Indemnity Agreement, dated ______, 1996, is made and entered into by and between Aviation Distributors, Inc., a Delaware corporation (the "Company"), and ________ ("Indemnitee").

     WHEREAS, Indemnitee is currently serving as a director, officer, employee or agent of the Company or, at the Company's request, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;

     WHEREAS, the Amended and Restated Bylaws (the "Bylaws") of the Company provide that the Company will indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), certain persons against specified expenses arising out of certain threatened, pending or completed actions, suits or proceedings; and

     WHEREAS, in order to induce Indemnitee to continue to serve the Company in his or her present capacity, and to provide Indemnitee with specific contractual assurance that the protection authorized by the Bylaws will be available to Indemnitee, the Company wishes to enter into this Agreement.

     NOW THEREFORE, the Company and Indemnitee hereby agree as follows:

          Section 1. DEFINITIONS. The following terms, as used herein, shall have the following meanings:

               (a) "Covered Claim" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; PROVIDED, that (1) such claim is not for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law and (2) Indemnitee shall not be indemnified by the

Company if, with respect to such action, suit or proceeding, a Determination (as defined below) is made that:

                    (i) Indemnitee did not act in good faith in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company;

                   (ii)    in the case of any criminal action or
     proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful; or

                  (iii) Indemnitee intentionally breached his or her duty to the Company or its stockholders.

               (b) "Determination" shall mean a determination, based upon the facts known at the time, made by:

                    (i) the Board of Directors of the Company, by the vote of a majority of the directors who are not parties to the action, suit or proceeding in question, even though less than a quorum;

                   (ii) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel in a written opinion;

                  (iii)    the stockholders of the Company; or

                   (iv) a court of competent jurisdiction in a final, nonappealable adjudication.

               (c) "Payment" shall mean all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with a Covered Claim.

          Section 2. INDEMNIFICATION. The Company shall indemnify and hold harmless Indemnitee against and from any and all Payments to the extent that:

               (a) the Company shall not have advanced expenses to Indemnitee pursuant to Article VIII, Section 6 of the Bylaws or otherwise and no Determination shall have been made pursuant to such bylaw or the DGCL that Indemnitee is not entitled to indemnification;

               (b) Indemnitee shall not already have received payment on account of such Payments from any third party, including, without limitation, pursuant to one or more valid and collectible insurance policies; and

               (c)  such indemnification by the Company is not unlawful.

Notwithstanding anything contained in this Agreement to the contrary, except for proceedings to enforce rights to indemnification or advancement of expenses pursuant to Section 4 hereof, the Company shall have no obligation to indemnify Indemnitee in connection with a proceeding (or part thereof) initiated by Indemnitee unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company. Further, the Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in a settlement of any action, suit or proceeding effected without the Company's prior written consent, which consent shall not be unreasonably withheld. The Company shall not settle any claim in any manner that would impose any obligation on Indemnitee without Indemnitee's prior written consent, which consent shall not be unreasonably withheld.

          Section 3.  INDEMNIFICATION PROCEDURE; ADVANCEMENTS OF EXPENSES.

               (a) If at the time of receipt of any notice pursuant to Section 9 hereof the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies in favor of Indemnitee. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Payments payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

               (b) All expenses, including attorneys' fees, incurred by Indemnitee in defending any Covered Claim shall be paid by the Company in advance of the final disposition of such Covered Claim upon an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized herein. Indemnitee hereby undertakes to and agrees that he or she will repay the Company for any expenses advanced by or on behalf of the Company pursuant to this Section 3(c) if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that Indemnitee is not entitled to indemnification under this Agreement.

               (c) If the Company shall advance the expenses of any such action, suit or proceeding pursuant to Section 3(c) hereof, it shall be entitled to assume the defense of such action, suit or proceeding, if appropriate, with counsel reasonably satisfactory to Indemnitee, upon delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, the Company shall not be liable to Indemnitee under this Agreement for any expenses subsequently incurred by Indemnitee in connection with such defense other than reasonable expenses of investigation; PROVIDED, HOWEVER, that:

                    (i) Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding provided that the fees and expenses of such counsel incurred after delivery of notice by the Company of its assumption of such defense shall be at Indemnitee's own expense; and

                   (ii) the fees and expenses of counsel employed by Indemnitee shall be at the expense of the Company if (x) the employment of counsel by Indemnitee has previously been authorized by the Company, (y) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense (PROVIDED, that the Company shall not be required to pay for more than one counsel to represent two or more Indemnitees where such Indemnitees have reasonably concluded that there is no conflict of interest among them in the conduct of such defense) or (z) the Company shall not, in fact, have employed counsel reasonably satisfactory to Indemnitee to assume the defense of such action, suit or proceeding.

               (d) All payments on account of the Company's advancement obligations under Section 3(c) hereof shall be made within 20 days of Indemnitee's written request therefor. All other payments on account of the Company's obligations under this Agreement shall be made within 60 days of Indemnitee's written request therefor, unless a Determination is made that the claims giving rise to Indemnitee's request are not payable under this Agreement. Each request for payment hereunder shall be accompanied by evidence reasonably satisfactory to the Company of Indemnitee's incurrence of the expenses for which such payment is sought.

          Section 4. ENFORCEMENT OF INDEMNIFICATION; BURDEN OF PROOF. If a claim for indemnification or advancement of expenses under this Agreement is not paid in full by or on behalf of the Company within the time period specified in
Section 3(e) hereof, Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of such claim. In any such action, the Company shall have the burden of proving that indemnification is not required under this Agreement.

          Section 5. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some portion of any Payments, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of any such Payments to which Indemnitee is entitled.

          Section 6. INTERPRETATION. All references in this Agreement to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service by Indemnitee as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants or beneficiaries. If Indemnitee acts in good faith and in a manner he or she reasonably believes to be in the interests of the participants and beneficiaries of any employee benefit plan, then, for purposes of Section 3(c)(i) hereof, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company."

          Section 7. RIGHTS NOT EXCLUSIVE. The rights to indemnification and advancement of expenses provided hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

          Section 8. SUBROGATION. In the event of payment under this Agreement by or on behalf of the Company, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers that may be required and shall do all things that may be necessary to secure such rights, including, without limitation, the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

          Section 9. NOTICE OF CLAIM. Promptly after receipt by Indemnitee of notice of the commencement or threat of commencement of any civil, criminal, administrative or investigative action, suit or proceeding, Indemnitee shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company thereof in writing at its principal office and directed to the Corporate Secretary (or such other address as the Company shall designate in writing to Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

          Section 10. CHOICE OF LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principals of conduct of laws thereunder.

          Section 11. JURISDICTION. The Company and Indemnitee hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action, suit or proceeding that arises out of or relates to this Agreement, and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

          Section 12. COVERAGE. The provisions of this Agreement shall apply to Indemnitee's service as a director, officer, employee or agent of the Company or at the Company's request, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise with respect to all periods of such service prior to and after the date of this Agreement, even though Indemnitee may have ceased such service at the time of indemnification hereunder.

          Section 13. ATTORNEYS' FEES. If any action, suit, or proceeding is commenced in connection with or related to this Agreement, the prevailing party shall be entitled to have its costs and expenses, including, without limitation, reasonable attorneys' fees and reasonable expenses of investigation, paid by the losing party.

          Section 14. SEVERABILITY. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act that is in violation of any applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

          Section 15. SUCCESSORS AND ASSIGNS. The Agreement shall be binding upon all successors and assigns of the Company, including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law, and shall be binding upon and inure to the benefit of the heirs, executors and administrators of Indemnitee.

          Section 16. DESCRIPTIVE HEADINGS. The descriptive headings in this Agreement are included for the convenience of the parties only and shall not affect the construction of this Agreement.

          Section 17. COUNTERPARTS. This Agreement may be executed in two counterparts, both of which taken together shall constitute one document.

          Section 18. AMENDMENT. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing and signed by each of the parties hereto.

     IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the date first written above.

                                   AVIATION DISTRIBUTORS, INC.,
                                   a Delaware corporation


                                   By:__________________________________________
                                        Name:
                                        Title:


                                   INDEMNITEE


                                   _____________________________________________
                                        Name: